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                                                                    EXHIBIT 23.2





                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement of First American Corporation on Form S-4 (File No. 33-___________) of our report dated August 1, 1995, on our audits of the consolidated financial statements of Heritage Federal Bancshares, Inc. and Subsidiary as of June 30, 1995 and 1994 and for each of the three years in the period ended June 30, 1995. We also consent to the reference to our firm under the caption "Experts."




                                        COOPERS & LYBRAND L.L.P.



Knoxville, Tennessee
September 27, 1995